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          CERTIFICATION UNDER SECTION 906 OF SARBANES-OXLEY ACT OF 2002


Name of Issuer:  The Guardian Bond Fund, Inc.


  In connection with the Report on Form N-CSR for the above named issuer, the undersigned hereby certifies, to the best of his knowledge, that:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

     Date:  August 27, 2004
                                                /s/ Thomas G. Sorell
                                                --------------------------------
                                                Thomas G. Sorell
                                                President of
                                                The Guardian Bond Fund, Inc.

     Date:  August 27, 2004
                                                /s/ Frank L. Pepe
                                                --------------------------------
                                                Frank L. Pepe
                                                Vice President and Treasurer of
                                                The Guardian Bond Fund, Inc.